PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES OF AMENDMENT

Prudential Sector Funds, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     The charter of the Corporation is hereby amended to change the designation of “New Class X Common Stock” of Prudential Jennison Health Sciences Fund, a series of shares of stock of the Corporation, to “Class X Common Stock” and all references to “New Class X Common Stock” to “Class X Common Stock”.

SECOND:     The foregoing change in designation does not change the preferences , conversion or other rights , voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class or series of stock.

THIRD:     As changed and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue remains 2,000,000,000 shares, $.01 par value per share, having an aggregate par value of $20,000,000, further classified and designated among the classes of the Corporation as follows:

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Prudential Jennison Health Sciences Fund          315,000,000 shares

Class A Common Stock                         85,000,000 shares

Class B Common Stock                          25,000,000 shares

Class C Common Stock                          50,000,000 shares

Class L Common Stock                          3,000,000 shares

Class M Common Stock                          1,000,000 shares

Class R Common Stock                          75,000,000 shares

Class X Common Stock                          1,000,000 shares

Class Z Common Stock                          75,000,000 shares

Prudential Financial Services Fund               360,000,000 shares

Class A Common Stock                          90,000,000 shares

Class B Common Stock                          20,000,000 shares

Class C Common Stock                          70,000,000 shares

Class R Common Stock                          90,000,000 shares

Class Z Common Stock                          90,000,000 shares

Prudential Jennison Utility Fund                    925,000,000 shares

Class A Common Stock                         600,000,000 shares

Class B Common Stock                          60,000,000 shares

Class C Common Stock                          90,000,000 shares

Class R Common Stock                          75,000,000 shares

Class Z Common Stock                         100,000,000 shares

Common Stock                              400,000,000 shares

FOURTH:     The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FIFTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Prudential Sector Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 1st day of December, 2011.

WITNESS:                              PRUDENTIAL SECTOR FUNDS, INC.

/s/ Jonathan D. Shain                         By: /s/ Judy A. Rice

Jonathan D. Shain,                          Judy A. Rice,

Assistant Secretary                           President

THE UNDERSIGNED, President of Prudential Sector Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

     /s/ Judy A. Rice
     Judy A. Rice, President

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